As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-2415215
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

395 Oyster Point Blvd., Suite 217

South San Francisco, CA 94080

(650) 484-0899

(Address of Principal Executive Offices) (Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Jeremy Bender, Ph.D., M.B.A.

Chief Executive Officer

Day One Biopharmaceuticals, Inc.

395 Oyster Point Blvd., Suite 217

South San Francisco, CA 94080

(Name and address of agent for service)

(650) 484-0899

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Day One Biopharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 3,097,614 additional shares of common stock granted or available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance, and (b) 619,522 additional shares of common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 26, 2021 (Registration No.  333-256521) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Day One Biopharmaceuticals, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 7, 2022;

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referenced to in (a) above; and

(d)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40431) filed on May 24, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation, dated June 1, 2021	10-Q	001-40431	3.1	08/10/2021

3.2	Restated Bylaws, dated June 1, 2021	10-Q	001-40431	3.2	08/10/2021

4.1	Form of Registrant’s Common Stock certificate	S-1/A	333-255754	4.1	05/24/2021

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2021 Equity Incentive Plan, and forms of award agreements thereunder	S-1/A	333-255754	10.2	05/24/2021

99.2	2021 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-255754	10.3	05/24/2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 7th day of March, 2022.

DAY ONE BIOPHARMACEUTICALS, INC.

By:	/s/ Jeremy Bender, Ph.D., M.B.A.
Jeremy Bender, Ph.D., M.B.A
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeremy Bender and Charles N. York II, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Jeremy Bender, Ph.D., M.B.A. Jeremy Bender, Ph.D., M.B.A.	Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2022

/s/ Charles N. York II, M.B.A. Charles N. York II, M.B.A.	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2022

/s/ Julie Grant, M.Phil., M.B.A. Julie Grant, M.Phil., M.B.A.	Director	March 7, 2022

/s/ Dan Becker, M.D., Ph.D. Dan Becker, M.D., Ph.D.	Director	March 7, 2022

/s/ Scott Garland Scott Garland	Director	March 7, 2022

/s/ Michael Gladstone Michael Gladstone	Director	March 7, 2022

/s/ Natalie Holles Natalie Holles	Director	March 7, 2022

/s/ John A. Josey, Ph.D., M.B.A. John A. Josey, Ph.D., M.B.A.	Director	March 7, 2022

/s/ Saira Ramasastry, M.S., M.Phil Saira Ramasastry, M.S., M.Phil	Director	March 7, 2022